SECRETARY OF STATE
                                                            TALLAHASSEE,FLORIDA
                                                             03 AUG 26 PM 3:11
                                       E-4
Exhibit 2(i)

                            ARTICLES OF INCORPORATION

                                       OF

                       EAST COAST GROUP INVESTMENTS, INC.

         The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:
         ARTICLE I

         The name of the corporation is:  EAST COAST GROUP INVESTMENTS, INC.
         ARTICLE II

         The period of duration of the corporation is perpetual.

         ARTICLE III

         The purpose or purposes for which the corporation is organized is to engage in any type of activity, within or without the United States, which is lawful under the laws of the United States and the State of Florida.
         ARTICLE IV

The street address of the initial principal office of the corporation and the mailing address of the corporation is: 120 N. U.S. Highway One, Suite 100, Tequesta, Florida 33469.
         ARTICLE V
The total authorized capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares of voting common stock, having a par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00). All stock when issued shall be fully paid for and shall be nonassessable and shares of the Corporation are not to be divided into classes. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash, in property, or in shares of the capital stock of the corporation. In any event, dividends on the common stock of this corporation shall have no cumulative rights whatsoever and dividends will not accumulate if the Directors do not declare dividends, whether or not there is a surplus available to the Board of Directors for the payment of dividends. Each shareholder of this corporation shall have one vote per share of issued and outstanding shares.
         ARTICLE VI
         ----------
The street address of the initial  registered  office of this Corporation is 120
N. U.S. Highway One, Suite 100, Tequesta, Florida 33469. The initial registered agent of this corporation is: Vicki J. Lavache.
         ARTICLE VII
         -----------
This Corporation shall have not more than seven (7) Directors, under such terms and conditions as shall be specified in the By-laws.
         ARTICLE VIII
 The name and address of the person signing these Articles as the incorporator is:
                           John O'Keefe
                           120 N. U.S. Highway One, Suite 100
                           Tequesta, Florida 33469.

         ARTICLE IX

         The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors.

         ARTICLE X

         The Shareholders of this corporation shall not have preemptive rights to acquire the corporation's unissued shares.
         ARTICLE XI
         The shareholders shall have the absolute power to adopt, amend, alter, change or appeal these Articles of Incorporation when proposed and approved at a stockholder's meeting with not less than a majority vote of the issued and outstanding common stock.
         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 6th day of August 2003.

                                                           /s/ John O'Keefe
                                                            JOHN O'KEEFE
                                                              INCORPORATOR

                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE


         Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.
1. The name of the corporation is: EAST COAST GROUP INVESTMENTS, INC. 2. The name and address of the registered agent and office is:
                       VICKI J. LAVACHE
                       120 N. U.S. Highway One, Suite 100
                       Tequesta, FL  33469

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTUES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                                           /s/ Vicki J. Lavache
                                                              VICKI J. LAVACHE
                                                                August 7, 2003